EXHIBIT 99.1

Broadwind Energy Announces Q1 2017 Results

Highlights:

  Closed Red Wolf acquisition during Q1 2017
  Q1 2017 orders total $40 million, up 3% from Q1 2016
  Revenue of $56 million for Q1 2017, up 20% from Q1 2016 as expected – 16% increase in tower revenue and addition of Red Wolf
  Gross profit margin rises 290 basis points to 11.4% in Q1 2017, compared to 8.5% in Q1 2016
  Income from continuing operations of $6.5 million ($.43 per share) for Q1 2017, compared to loss from continuing operations of $.4 million ($.02 per share) for Q1 2016; includes one-time $.34 per share income tax benefit related to Red Wolf
  Cash and cash assets drop to $.3 million as expected following $16.5 million cash payment for Red Wolf acquisition - $6.5 million drawn against expanded $25 million credit line

CICERO, Ill., May 02, 2017 (GLOBE NEWSWIRE) -- Broadwind Energy, Inc. (NASDAQ:BWEN) reported sales of $56.1 million in Q1 2017, up 20% compared to $46.8 million in Q1 2016. The increase was primarily due to a 16% increase in Towers and Weldments segment revenue due to high shipments in advance of the 100% safe harbor Production Tax Credit deadline, and significantly improved production flow in the Abilene tower plant. Additionally, the current quarter included $3.3 million of sales from the newly formed Process Systems segment, which includes the Abilene compressed natural gas (CNG) and fabrication business and Red Wolf Company, LLC (Red Wolf) as of the February 1, 2017 acquisition date. These increases were partially offset by lower Gearing segment revenue resulting from broadly lower second half 2016 order intake.

The Company reported net income from continuing operations of $6.5 million, or $.43 per share, in Q1 2017, compared to a net loss from continuing operations of $.4 million, or $.02 per share, in Q1 2016. The current quarter includes a $5.1 million, or $.34 per share income tax benefit due primarily to the partial release of a tax valuation allowance related to the Red Wolf acquisition. The remaining $.11 per share improvement was due mainly to the improved production flow in the Towers and Weldments segment.

The Company reported a net loss from discontinued operations of $.2 million, or $.01 per share, in Q1 2017, compared to near break-even in Q1 2016. The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $3.9 million in Q1 2017, compared to $1.7 million in Q1 2016 (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release). The $2.2 million improvement was mainly attributable to the increased volume and productivity in the Towers and Weldments segment as well as a $.4 million reduction in Corporate expenses.

Broadwind CEO Stephanie Kushner stated, “Broadwind started the year strong. Revenue was up 20% and we doubled our EBITDA margin to 7% from last year. Our team members’ focus on continuous operational improvement and stringent cost reduction is reflected in our financial performance. Towers results exceeded our plan, as we operated at full capacity to meet aggressive customer delivery schedules, while successfully converting to a new tower model in the Abilene plant.

“Gearing revenue was soft due to weak order intake late last year, but orders have risen sharply since the beginning of 2017 due to recovering oil and gas markets and the expansion of our sales organization. The work we did in 2016 to improve delivery times, raise productivity and reduce costs will translate into significant financial improvements as the year progresses.

Ms. Kushner continued, “Our tower order intake was weak in the first quarter and the near-term demand outlook for our Manitowoc plant is down significantly, as the impact of our customers pre-ordering components in advance of the safe harbor Production Tax Credit deadline was greater than we anticipated. While the medium-term outlook for our tower business remains strong, we have taken immediate action to reduce headcount and lower our tower production rate through at least the next two quarters. Despite the addition of Red Wolf and the recovery of Gearing volumes, we have revised down our full-year outlook to reflect flat year-over-year revenue with EBITDA growth exceeding 15 percent. We believe this tower weakness is short-term and reflects the structure of the PTC qualification rules. This does not alter our strategic objective of doubling revenue and EBITDA margins over the next three years.”

Orders and Backlog

The Company booked $40.0 million of net new orders in Q1 2017, compared to $39.0 million of net new orders booked in Q1 2016. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $29.1 million in Q1 2017, down from $35.4 million in Q1 2016, reflecting weaker demand for towers in the upper Midwest, due to pre-buys of equipment by turbine manufacturers and the locational mix of windfarms under construction. Gearing orders totaled $7.3 million in Q1 2017, more than double Q1 2016 orders of $3.5 million, due to increased orders from oil & gas and industrial customers. Process Systems orders totaled $3.6 million in Q1 2017.

At March 31, 2017, total backlog was $181.7 million, more than double the backlog of $86.0 million at March 31, 2016.

Segment Results

Towers and Weldments
Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $48.9 million in Q1 2017, compared to $42.0 million in Q1 2016. Tower sales increased 16% compared to Q1 2016 due to improved production flow at the Abilene plant and higher material costs, which are generally passed through to the customer. Operating income totaled $5.8 million in Q1 2017, compared to $3.2 million in Q1 2016, due to the improved throughput at the Abilene plant, and better overhead absorption at both tower plants. Net income for the segment totaled $4.0 million in Q1 2017, compared to $2.1 million in Q1 2016. Non-GAAP adjusted EBITDA totaled $7.0 million in Q1 2017, compared to $4.3 million in Q1 2016, due mainly to the factors described above. (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release)

Gearing
Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $3.9 million in Q1 2017, compared to $4.8 million in Q1 2016. The $.9 million decrease was due to reduced sales to oil & gas and mining industry customers related to the weak order intake in the second half of 2016. Operating loss was $1.5 million in Q1 2017, compared to $1.2 million in Q1 2016. The $.3 million increase was due to lower sales, the absence of a $.1 gain from an asset sale recorded in Q1 2016 and higher compensation expense. Net loss for the Gearing segment totaled $1.5 million in Q1 2017, compared to a net loss of $1.2 million in Q1 2016. The Non-GAAP adjusted EBITDA loss for Q1 2017 totaled $.9 million, compared to $.5 million in Q1 2016, due to the factors described above. (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release)

Process Systems
Broadwind Energy designs and manufactures custom, modular systems for compression, filtration and other specialized process applications for the global market.

On February 1, 2017 the Company acquired Red Wolf which has been combined with the Abilene CNG and fabrication business, previously reported as a part of Towers and Weldments, to form the Process Systems segment. The Process Systems segment results include a partial period of Red Wolf results as of the acquisition date. Process Systems sales for Q1 2017 totaled $3.3 million. For Q1 2017, Process Systems operating loss totaled $.8 million and net loss for the Process Systems segment totaled $.7 million. The first quarter loss reflects the absence of any CNG unit shipments and included a $.2 million adverse impact of inventory revaluation associated with purchase accounting and $.2 million of intangible amortization associated with the Red Wolf transaction. Non-GAAP adjusted EBITDA loss totaled $.5 million in Q1 2017. (please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release)

Corporate

Corporate and other expenses totaled $1.9 million in Q1 2017, compared to $2.3 million in Q1 2016. The decrease was due mainly to lower health care costs in Q1 2017.

Cash and Liquidity

During Q1 2017, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased to $16.4 million due to the addition of Red Wolf and higher accounts receivable.

Capital expenditures, net of disposals, in Q1 2017 totaled $3.3 million. Expenditures included investments to upgrade the coatings systems in the tower plants, and outlays associated with the expansion of the Abilene tower plant which will be operational in mid-2017.

Cash assets (cash and short-term investments) dropped as expected to $.2 million at March 31, 2017, compared to $21.9 million at December 31, 2016, following the acquisition of Red Wolf on February 1, 2017 for a closing cash payment of $16.5 million, subject to adjustment and additional earn-out payments.

Debt and capital leases totaled $10.5 million at March 31, 2017, including the $2.6 million New Markets Tax Credit loan, which is expected to be substantially forgiven when it matures in 2018. The Company’s credit line with The Private Bank and Trust Company had a balance of $6.5 million at March 31, 2017. Late in the quarter, the credit line was increased to $25 million to accommodate the additional working capital associated with Red Wolf.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ:BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the clean tech, energy and infrastructure needs of the future. With facilities throughout the U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements
This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our ability to realize revenue from customer orders and backlog; (vi) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (vii) the economy and the potential impact it may have on our business, including our customers; (viii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (ix) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (x) the effects of the recent change of administrations in the U.S. federal government; (xi) our ability to successfully integrate and operate the business of Red Wolf Company, LLC and to identify, negotiate and execute future acquisitions; and (xii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

	March 31,	December 31,
	2017	2016
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$216	$18,699
Short-term investments	-	3,171
Restricted cash	39	39
Accounts receivable, net of allowance for doubtful accounts of $153
and $145 as of March 31, 2017 and December 31, 2016, respectively	23,690	11,865
Inventories, net	25,775	21,159
Prepaid expenses and other current assets	2,027	2,449
Current assets held for sale	626	808
Total current assets	52,373	58,190
LONG-TERM ASSETS:
Property and equipment, net	55,982	54,606
Goodwill	5,568	-
Other intangible assets, net	17,491	4,572
Other assets	274	294
TOTAL ASSETS	$131,688	$117,662

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and notes payable	$6,494	$-
Current portions of capital lease obligations	470	465
Accounts payable	19,495	15,852
Accrued liabilities	8,536	8,430
Customer deposits	13,574	18,011
Current liabilities held for sale	371	493
Total current liabilities	48,940	43,251
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,600	2,600
Long-term capital lease obligations, net of current portions	918	1,038
Other	4,098	2,190
Total long-term liabilities	7,616	5,828
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,255,688 and 15,175,767 shares issued as of March 31, 2017 and
December 31, 2016, respectively	15	15
Treasury stock, at cost, 273,937 shares as of March 31, 2017 and December 31, 2016	(1,842)	(1,842)
Additional paid-in capital	379,098	378,876
Accumulated deficit	(302,139)	(308,466)
Total stockholders' equity	75,132	68,583
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$131,688	$117,662

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended March 31,
	2017	2016

Revenues	$56,060	$46,757
Cost of sales	49,686	42,795
Gross profit	6,374	3,962

OPERATING EXPENSES:
Selling, general and administrative	4,420	4,075
Intangible amortization	351	111
Total operating expenses	4,771	4,186
Operating income (loss)	1,603	(224)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(139)	(154)
Other, net	-	12
Total other expense, net	(139)	(142)

Net income (loss) before benefit for income taxes	1,464	(366)
Benefit for income taxes	(5,018)	(8)
INCOME (LOSS) FROM CONTINUING OPERATIONS	6,482	(358)
LOSS FROM DISCONTINUED OPERATIONS	(155)	(19)
NET INCOME (LOSS)	$6,327	$(377)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Income (loss) from continuing operations	$0.43	$(0.02)
Loss from discontinued operations	$(0.01)	(0.00)
Net income (loss)	$0.42	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	14,929	14,758

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Income (loss) from continuing operations	$0.43	$(0.02)
Loss from discontinued operations	(0.01)	(0.00)
Net income (loss)	$0.42	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	15,195	14,758

BROADWIND ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,327	$(377)
Loss from discontinued operations	(155)	(19)
Income (loss) from continuing operations	6,482	(358)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	2,101	1,657
Deferred income taxes	(5,050)	-
Stock-based compensation	222	259
Allowance for doubtful accounts	8	80
Gain on disposal of assets	(2)	(138)
Changes in operating assets and liabilities:
Accounts receivable	(9,037)	(2,753)
Inventories	382	5,348
Prepaid expenses and other current assets	423	(55)
Accounts payable	2,883	1,848
Accrued liabilities	(2,356)	(129)
Customer deposits	(4,440)	(2,163)
Other non-current assets and liabilities	239	(535)
Net cash (used in) provided by operating activities of continuing operations	(8,145)	3,061

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid in acquisition	(16,659)	-
Purchases of available for sale securities	-	(1,978)
Sales of available for sale securities	2,221	36
Maturities of available for sale securities	950	2,425
Purchases of property and equipment	(3,261)	(950)
Proceeds from disposals of property and equipment	2	-
Net cash (used in) provided by investing activities of continuing operations	(16,747)	(467)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from lines of credit and notes payable	6,494	-
Payments on long-term debt	-	(179)
Principal payments on capital leases	(114)	(147)
Net cash provided by (used in) financing activities of continuing operations	6,380	(326)

DISCONTINUED OPERATIONS:
Operating cash flows	74	826
Investing cash flows	-	151
Financing cash flows	(109)	(12)
Net cash provided by (used in) discontinued operations	(35)	965

Add: Cash balance of discontinued operations, beginning of period	2	-
Less: Cash balance of discontinued operations, end of period	-	2

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(18,545)	3,231
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH beginning of the period	18,800	6,519
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH end of the period	$255	$9,750

Supplemental cash flow information:
Interest paid	$77	$143
Income taxes paid	$3	$12
Contingent consideration related to business acquisition	$2,944	$-
Non-cash investing and financing activities:
Issuance of restricted stock grants	$222	$259
Red Wolf acquisition:
Assets acquired	$27,157	$-
Liabilities assumed	$7,554	$-

BROADWIND ENERGY, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended
	March 31,
	2017	2016
ORDERS:
Towers and Weldments	$29,088	$35,436
Gearing	7,319	3,540
Process Systems	3,615	-
Total orders	$40,022	$38,976

REVENUES:
Towers and Weldments	$48,895	$42,015
Gearing	3,871	$4,760
Process Systems	3,294	-
Corporate and Other	-	(18)
Total revenues	$56,060	$46,757

OPERATING PROFIT/(LOSS):
Towers and Weldments	$5,849	3,241
Gearing	(1,531)	(1,202)
Process Systems	(822)	-
Corporate and Other	(1,893)	(2,263)
Total operating profit/(loss)	$1,603	$(224)

Non-GAAP Financial Measure
The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

BROADWIND ENERGY, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended March 31,
	2017	2016
Net Income/(Loss) from continuing operations	$6,482	$(358)
Interest Expense	139	154
Income Tax Provision/(Benefit)	(5,018)	(8)
Depreciation and Amortization	2,101	1,657
Share-based Compensation and Other Stock Payments	222	259
Restructuring Expense	-	-
Adjusted EBITDA (Non-GAAP)	$3,926	$1,704

Towers and Weldments Segment	Three Months Ended March 31,
	2017	2016
Net Income	$4,003	$2,140
Interest Expense/(Benefit)	15	10
Income Tax Provision/(Benefit)	1,831	1,103
Depreciation and Amortization	1,092	966
Share-based Compensation and Other Stock Payments	58	38
Adjusted EBITDA (Non-GAAP)	$6,999	$4,257

Gearing Segment	Three Months Ended March 31,
	2017	2016
Net Loss	$(1,537)	$(1,208)
Interest Expense	4	5
Income Tax Provision/(Benefit)	2	1
Depreciation and Amortization	625	639
Share-based Compensation and Other Stock Payments	19	48
Adjusted EBITDA (Non-GAAP)	$(887)	$(515)

Process Systems	Three Months Ended March 31,
	2017	2016
Net Income/(Loss)	$(699)	$-
Interest Expense	1	-
Income Tax Provision/(Benefit)	(125)	-
Depreciation and Amortization	334	-
Share-based Compensation and Other Stock Payments	6	-
Adjusted EBITDA (Non-GAAP)	$(483)	$-

Corporate and Other	Three Months Ended March 31,
	2017	2016
Net Income/(Loss)	$4,715	$(1,290)
Interest Expense	119	140
Income Tax Provision/(Benefit)	(6,726)	(1,113)
Depreciation and Amortization	51	52
Share-based Compensation and Other Stock Payments	139	173
Adjusted EBITDA (Non-GAAP)	$(1,703)	$(2,038)

BWEN INVESTOR CONTACT:
Joni Konstantelos, 708.780.4819
joni.konstantelos@bwen.com